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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement and related Prospectus of PixTech, Inc. on Form S-3 for the registration of 7,802,890 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements and schedule of PixTech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young Audit

                                          ERNST & YOUNG AUDIT
                                          Represented by: Christine Blanc-
                                           Patin


Marseilles, France
March 9, 1999